UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2006

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements.

AtheroGenics, Inc. (the “Company”) entered into individual Employment Agreements, effective September 25, 2006, with each of Russell M. Medford, M.D., Ph.D., our President and Chief Executive Officer, Mark P. Colonnese, our Executive Vice President of Commercial Operations and Chief Financial Officer, Robert A. D. Scott, M.D., our Executive Vice President of Research and Development and Chief Medical Officer, W. Charles Montgomery, Ph.D., our Senior Vice President of Business Development and Alliance Management, and Joseph M. Gaynor, Jr., our Senior Vice President, General Counsel and Secretary (each an "Executive").

Each agreement is effective for an initial term of one (1) year, with automatic extensions for successive one-year terms with the exception of Dr. Medford’s which has an initial term of two (2) years. Each agreement provides for an annual base salary as follows: Dr. Medford: $383,454; Mr. Colonnese: $316,000; Dr. Scott: $316,000; Dr. Montgomery: $285,000; Mr. Gaynor: $275,000. The annual salaries may be increased from time to time at the Company's discretion. In addition, each Executive is entitled to cash incentive compensation awards each year, subject to achievement of company and personal performance goals. For 2006, the target incentive compensation is 38% of base salary for Dr. Medford, 30% of base salary for Mr. Colonnese and Dr. Scott, and 28% for Dr. Montgomery and Mr. Gaynor. The Executives are also entitled to receive stock awards and options as determined by the Company's Board of Directors, and to receive employee benefits and perquisites as provided to all the Company's executive management personnel.

Upon termination of the Executive's employment by the Company other than due to death, disability, mandatory retirement or cause (as defined in the agreement), each agreement provides for severance benefits to be paid to the Executive including: (i) one to two times annual base salary, (ii) up to 100% to 200% of the target annual incentive, and (iii) up to 12 months to 24 months' acceleration of stock option vesting. The amount of each item listed above is based on the affected Executive’s level and term of employment. The Executive must sign a general release of claims in favor of the Company in order to receive the salary and annual incentive severance payment.

Upon a change of control (as defined in the agreement), each agreement provides that 18 to 36 months of vesting for unvested stock options will be accelerated. If within 24 months of a change of control of the Company there is a termination of employment that would entitle the Executive to severance as described above, this entitles the Executive to the following benefits (in lieu of the above): (i) a salary severance payment of two to three times annual base salary, (ii) 100% to 300% of target annual incentive for the year of termination, (iii) immediate vesting for all unvested stock options, and (iv) an additional excise tax gross-up payment, if applicable. The amount of each item listed above is based on the affected Executive’s level and term of employment.

Under the agreements, the Executives agree not to compete with the Company, to provide a one-year non-solicitation obligation, and to maintain the confidentiality of company information. These agreements supersede and replace any and all previous employment agreements with these Executives.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this current report on Form 8-K.

Exhibit No.		Description

10.1	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Russell M. Medford.
10.2	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Mark P. Colonnese.
10.3	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Robert A.D. Scott.
10.4	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and W. Charles Montgomery.
10.5	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Joseph M. Gaynor, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: September 25, 2006	/s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President of Commercial Operations and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

10.1	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Russell M. Medford.
10.2	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Mark P. Colonnese.
10.3	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Robert A.D. Scott.
10.4	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and W. Charles Montgomery.
10.5	-	Employment Agreement dated September 25, 2006 between AtheroGenics, Inc. and Joseph M. Gaynor, Jr.